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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                                 June 19, 1995
                ------------------------------------------------
                Date of Report (date of earliest event reported)


                               ALTERA CORPORATION
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             (Exact name of Registrant as specified in its charter)


         California                      0-16617                77-0016691
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(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)



                              2610 Orchard Parkway
                               San Jose, CA 95134
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                    (Address of principal executive offices)

      Registrant's telephone number, including area code:  (408) 894-7000



                                 Not Applicable
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         (Former name or former address, if changed since last report)

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Item 5.  Other Events.

     In a press release disseminated on June 19, 1995, the registrant publicly announced that it has increased the size of its private placement of 5-3/4% convertible subordinated notes due 2002 from $150 million to $200 million and has concluded an agreement with investment banking firms for the private placement of such securities under Rule 144A and Regulation S of the Securities Act of 1933. A copy of the press release is attached hereto and incorporated herein by reference. The transactions referenced in the press release closed on Wednesday, June 7, 1995.

Item 7.  Financial Statements and Exhibits.

     A copy of registrant's press release announcing the increase in the size of the registrant's private placement of convertible subordinated notes and the conclusion of an agreement with investment banking firms for their private placement is attached hereto as an exhibit and incorporated herein by reference.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 1995

                                                  Altera Corporation


                                                   By: /s/ Martin R. Baker
                                                       -------------------
                                                       Martin R. Baker
                                                       Secretary







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                               INDEX TO EXHIBITS


         EXHIBIT                    DESCRIPTION                    PAGE


           99.2        Press release disseminated June 19, 1995